SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 3, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORM 8-K

BULLION RIVER GOLD CORP.

Item 1.01 Entry Into a Material Definitive Agreement

On July 3, 2007, Bullion River Gold Corporation (the "Company") entered into Agreements, Including Promissory Notes, with PSH Management, LLC and PLY Holdings, Inc. (the "Investors"). In addition to the Agreements, Including Promissory Notes, the transactions include Common Stock Purchase Warrants and Registration Rights Agreements (all, the "Documents"). The Documents are, in all respects except for the named parties, dollar amounts and effective dates, the same as the SEC Form 8-K Exhibits 1, 2, and 3 filed on April 3, 2007, and having SEC Accession Number 001019687-07-000949. Those documents are incorporated herein by reference. The Documents include the following terms and conditions material to the Company:

Investor PSH Management, LLC and PLY Holdings, Inc., respectively transferred the principal amounts of $500,000.00 and $850,000.00 to Company, which will all be due and payable on or before September 30, 2007. The principal amounts bear an interest rate of zero (0) percent.

From May 25, 2007, to close of business September 30, 2009, Investors may each subscribe for and purchase, respectively, up to 500,000 warrant shares and 850,000 warrant shares of Company common stock for $0.75 per share. Provided, the warrant price may be adjusted in light of circumstances specified in the Warrant, such as the payment of dividends, combining or dividing Company stock into greater or lesser numbers, or acting in a manner to dilute the selling Investors' interest in the Company. As of this filing, Investors have not elected to purchase warrant shares under these reported transactions.

Investors may invest or reinvest under the same terms and conditions as those offered to other participants, if any, in any transaction that provides financing to Company.

Investors are granted a security interest in French Gulch (Nevada) Mining Corporation common stock that is junior to the security interest in the same stock held by Elton Corporation, a British Virgin Islands Corporation.

Legal actions regarding the transactions are subject to Nevada law and the state or federal courts in Reno, Nevada, having jurisdiction of the parties and issues raised.

Company is required to file registration statements pertaining to these transactions.

Item 2.03 Creation of a Direct Financial Obligation

As specified under Item 1.01, above.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Substantially the same information required by this Form 8-K was previously reported and incorporated herein by reference under 1.01, above. Financial Statement and Pro Forma Financial Information is not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 9, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer